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EXHIBIT 5.1

[Letterhead]

Baker & Hostetler LLP
303 East 17th Avenue Suite 1100 Denver, CO 80203-1264
June 22, 2012	T 303.861.0600 F 303.861.7805 www.bakerlaw.com

Uranium Resources, Inc
405 State Highway Bypass 121, Building A, Suite 110
Lewisville, Texas 75067

Ladies and Gentlemen:

        We have acted as counsel for Uranium Resources, Inc., a Delaware corporation (the "Company"), in connection with the issuance by the Company of shares of the Company's common stock, par value $0.001 per share, (the "Shares"), under an Agreement and Plan of Merger executed March 1, 2012, by and among the Company, URI Merger Corporation and Neutron Energy, Inc. (the "Merger Agreement").

        We are providing this opinion to be filed with the Commission in connection with the Company's Registration Statement on Form S-4, Registration No. 333-181400 (the "Registration Statement") relating to the registration under the Securities Act of 1933 of the offer and sale of the Shares in accordance with the Merger Agreement.

        You have requested an opinion with respect to certain legal aspects of the issuance of the Shares. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (i) the Registration Statement and the form of joint proxy statement/prospectus included therein, (ii) copies of resolutions of the Company's board of directors authorizing the Merger Agreement, the issuance of the Shares and the filing of the Registration Statement, (iii) the Restated Certificate of Incorporation and the Restated Bylaws of the Company, and (iv) such other records, documents, opinions, officer's certificates, and instruments as in our judgment are necessary or appropriate to enable us to render this opinion. We have made such legal and factual determinations as we have deemed relevant. In addition, we have reviewed such questions of law as we have considered appropriate.

        In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In addition, we have assumed, and without independent investigation have relied upon, the factual accuracy of the representations, warranties and other information contained in the items we examined.

        Based upon the foregoing, and assuming approval by the Company's stockholders of the issuance of the Shares pursuant to the Merger Agreement, and when the Registration Statement has been declared effective, we are of the opinion that the Shares are duly authorized, and when issued and sold in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable.

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        The opinion expressed herein is limited to the matters set forth herein, and no other opinion should be implied beyond the matters expressly stated. We do not express any opinion herein on any laws other than the federal laws of the United States, the Delaware General Corporation Law and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the joint proxy statement/prospectus forming a part of the Registration Statement. In giving this consent, this firm does not admit that it is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

        The opinion expressed herein is given as of the date hereof and we undertake no obligation to supplement this opinion if any applicable law changes after such date or if we become aware of any matters that might change the opinion expressed herein after such date or for any other reason.

Very truly yours,
/s/ Baker & Hostetler LLP

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  EXHIBIT 5.1